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                                                                       EXHIBIT 5

                              HOLLAND & KNIGHT LLP
                               701 Brickell Avenue
                                   Suite 3000
                                 Miami, FL 33131

June 4, 2002

ProxyMed, Inc.
2555 Davie Road, Suite 110
Ft. Lauderdale, Florida 33317

                  Re:      ProxyMed, Inc. (the "Company")
                           Registration Statement on Form S-8

Ladies & Gentlemen:

You have requested our opinion in connection with the above-referenced Registration Statement (the "Registration Statement") in connection with the registration for sale of 1,593,220 shares (the "Shares") of the common stock, $.001 par value per share, of the Company, which includes 23,333.33 shares issuable under the ProxyMed 1999 Stock Option Plan, 20,000 shares issuable under the ProxyMed 2000 Stock Option Plan, 201,666.67 shares issuable under the ProxyMed Amended 2000 1/2 Stock Option Plan, 333,333.33 shares issuable under the ProxyMed 2001 Stock Option Plan, 600,000 shares issuable under the ProxyMed 2002 Stock Option Plan (collectively, the "Plans") and 414,887 shares underlying employee non-qualified stock options not issued pursuant to a stock option plan.

We have reviewed copies of the Articles of Incorporation and Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, and, assuming the Company receives fair value for the Shares when the Shares are fully paid for in accordance with the terms and conditions set forth in the Plans and/or the agreements relating to the issuance of such Shares, such Shares will be, assuming no changes in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,

                                                   HOLLAND & KNIGHT LLP

                                                   /s/ Holland & Knight LLP